PROGEN INDUSTRIES LIMITED

                           EMPLOYEE OPTION PLAN RULES











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                                TABLE OF CONTENTS

1.   INTERPRETATION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .3
     1.1  Definitions . . . . . . . . . . . . . . . . . . . . . . . . . . . . .3
     1.2  Interpretation. . . . . . . . . . . . . . . . . . . . . . . . . . . .4
     1.3  Proper law. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .4
     1.4  Compliance. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .4
2.   PARTICIPATION. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .4
     2.1  Employees . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .4
     2.2  Directors . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .4
     2.3  Voluntary participation . . . . . . . . . . . . . . . . . . . . . . .4
3.   OFFER OF OPTIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . . .4
     3.1  Board may offer . . . . . . . . . . . . . . . . . . . . . . . . . . .4
     3.2  Limit on number . . . . . . . . . . . . . . . . . . . . . . . . . . .5
4.   OPTION TERMS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .5
     4.1  Issue and exercise terms. . . . . . . . . . . . . . . . . . . . . . .5
     4.2  Time for exercise of options. . . . . . . . . . . . . . . . . . . . .5
     4.3  Exercise of option. . . . . . . . . . . . . . . . . . . . . . . . . .5
     4.4  Official quotation. . . . . . . . . . . . . . . . . . . . . . . . . .6
     4.5  Participation in new issues . . . . . . . . . . . . . . . . . . . . .6
     4.6  Reorganisation of capital . . . . . . . . . . . . . . . . . . . . . .6
     4.7  Issue of Shares . . . . . . . . . . . . . . . . . . . . . . . . . . .6
     4.8  No transfer of options. . . . . . . . . . . . . . . . . . . . . . . .6
     4.9  Takeovers . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .6
     4.10 Reconstructions . . . . . . . . . . . . . . . . . . . . . . . . . . .7
     4.11 Winding up. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .7
5.   LAPSE OF OPTIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . . .7
     5.1  Resignation . . . . . . . . . . . . . . . . . . . . . . . . . . . . .7
     5.2  Retirement, redundancy or permanent disability. . . . . . . . . . . .8
     5.3  Death . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .8
     5.4  Cessation of employment for any other reason. . . . . . . . . . . . .8
     5.5  End of exercise period on the expiry date . . . . . . . . . . . . . .8
6.   EMPLOYMENT RIGHTS. . . . . . . . . . . . . . . . . . . . . . . . . . . . .8
     6.1  Plan not part of employment contract. . . . . . . . . . . . . . . . .8
     6.2  Termination of employment . . . . . . . . . . . . . . . . . . . . . .9
7.   ADMINISTRATION OF PLAN . . . . . . . . . . . . . . . . . . . . . . . . . .9
     7.1  Board to administer . . . . . . . . . . . . . . . . . . . . . . . . .9
     7.2  Powers of the Board . . . . . . . . . . . . . . . . . . . . . . . . .9
8.   TERMINATION OR SUSPENSION OF PLAN. . . . . . . . . . . . . . . . . . . . .9
9.   CHANGES IN PLAN. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .9
     9.1  General . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .9
     9.2  Limitation. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 10


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                            PROGEN INDUSTRIES LIMITED
                               ABN 82 010 975 612

                           EMPLOYEE OPTION PLAN RULES

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This  Plan  is  established  in  accordance  with  approval  by  a resolution of
Shareholders  at  the  Annual  General Meeting of the Company held on 31 October
2003.
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1.   INTERPRETATION


1.1  DEFINITIONS

     In this Plan:

     'ASX' means Australian Stock Exchange.

     'associate' in relation to a participating employee means an entity controlled by that employee or a member of that employee's family.

     'BOARD' means the board of directors of the Company.

     'BUSINESS DAY' has the meaning given to that term in the Listing Rules.

     'COMPANY' means Progen Industries Limited ABN 82 010 975 612.

     'CORPORATIONS ACT' means the Corporations Act 2001 (Cth).

     'ELIGIBLE EMPLOYEE' means a person who is eligible to participate in this Plan under rule 2.

     'EMPLOYEE SHARE SCHEME' has the meaning given by the Corporations Act.

     'GROUP' means the Company and each of its subsidiaries (as that term is defined in the Corporations Act).

     'GROUP COMPANY' means the Company and each of its subsidiaries and controlled entities.

     'LISTING RULES' means the Listing Rules of ASX in their application to the Company.

     'OPTION' means an option granted under this Plan.

     'PLAN' means this plan as amended from time to time.

     'PARTICIPATING EMPLOYEE' means an eligible employee who has accepted an invitation from the Board to participate in this Plan.

     'SHARE' means a fully paid ordinary share issued by the Company.


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1.2  INTERPRETATION

     In the interpretation of this Plan:

     (a) Words denoting the singular include the plural and vice versa.

     (b) Words denoting a gender include each other gender.

     (c) Headings are for convenience only and do not affect interpretation.

1.3  PROPER LAW

     The laws of Queensland govern this Plan.

1.4  COMPLIANCE

     In administering this Plan the Company must comply with the Corporations Act and the Listing Rules. To the extent that any provision of this Plan is or becomes inconsistent with the Corporations Act or the Listing Rules, the Company will do all things reasonably necessary to ensure that this Plan is amended so that it complies with the provisions of the Corporations Act and the Listing Rules.

2.   PARTICIPATION

2.1  EMPLOYEES

     Subject to the Board's discretion, permanent full time and permanent part time employees of the group are eligible to participate in this Plan.

2.2  DIRECTORS

     Subject to the Board's discretion, non-executive directors of the group are eligible to participate in this Plan.

2.3  VOLUNTARY PARTICIPATION

     Participation in this Plan is voluntary and no person is required, whether by the terms of his or her employment or otherwise, to participate in this Plan.

3.   OFFER OF OPTIONS

3.1  BOARD MAY OFFER

     Subject to rule 3.2, the Board may, in its discretion, invite eligible employees selected by the Board to participate in this Plan and issue options to those eligible employees in accordance with this Plan.


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3.2  LIMIT ON NUMBER

     An offer of options must not be made under this Plan if the number of Shares that may be acquired on exercise of such options, when aggregated with:

     (a) the number of Shares that would be issued if each outstanding offer or option to acquire unissued Shares, being an offer made or option acquired in accordance with an Employee Share Scheme, was to be accepted or exercised (as the case may be); and

     (b) the number or Shares issued during the previous five years in accordance with an Employee Share Scheme,

     but disregarding any offer made, or option acquired or Share issued, by way of or as a result of:

     (c) an offer to a person situated outside Australia at the time of receipt of the offer; and

     (d) an offer that did not require disclosure because of section 708 of the Corporations Act,

     exceeds 5% of the total number of Shares on issue at the time of that offer.

4.   OPTION TERMS

4.1  ISSUE AND EXERCISE TERMS

     The Board may, having regard to the incentive and remuneration policies from time to time applied by the Board to employees either as a group or individually, and any other relevant policy of the Board, determine the number, exercise price, expiry date and other terms of options that may be offered to eligible employees. The initial grant of options under this Plan will:

     (a) be granted for no consideration;

     (b) have an exercise price of $2.50 per Share; and

     (c) have an expiry date of 31 May 2005.

4.2  TIME FOR EXERCISE OF OPTIONS

     Options not exercised by 5.00 pm Brisbane time on their expiry date will lapse.

4.3  EXERCISE OF OPTION

     Options may be exercised in accordance with their terms by notice in writing to the Company in such form as the Board may approve from time to time. Subject to rule 5, each option entitles the participating employee to be issued one Share on notice of exercise of the option and valid payment of the relevant exercise price.


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4.4  OFFICIAL QUOTATION

     The Company:

     (a) will not apply for official quotation of options granted under this Plan; and

     (b) must make an application for official quotation of Shares issued on exercise of options as soon as practicable after the issue of those Shares.

4.5  PARTICIPATION IN NEW ISSUES

     Participating employees are not permitted to participate in new issues of securities by the Company, unless there is a pro rata:

     (a) issue of Shares to ordinary shareholders of the Company (other than a bonus issue), in which case the relevant exercise price may be adjusted by the Company in accordance with the relevant formulae set out in the Listing Rules; And

     (b) bonus issue of Shares to ordinary shareholders of the Company, in which case the number of Shares over which an option is exercisable may be increased by the number of bonus Shares which the participating employee would have received if the option had been exercised before the record date for the bonus issue (as determined under the Listing Rules).

4.6  REORGANISATION OF CAPITAL

     In any reorganisation of capital, the option terms will be changed to the extent necessary to comply with the Listing Rules applying to such a reorganisation of capital at the time of the reorganisation.

4.7  ISSUE OF SHARES

     Shares issued after the exercise of an option will:

     (a) be issued not more than 15 business days after the receipt of the exercise notic e and the application moneys; and

     (b) rank equally, from the date of issue, in all respects with all existing Shares on issue at that time.

4.8  NO TRANSFER OF OPTIONS

     Options may not be transferred, except to an associate of the participating employee, and no security interest or other encumbrance may be granted over options granted under this Plan. In the case of a transfer to an associate, the terms of this Plan apply to the associate as if that person was the participating employee.

4.9  TAKEOVERS

     (a)  A participating employee may exercise his or her options:

          (i) if any offer is made for Shares under a takeover bid (as defined in the Corporations Act); and

          (ii) offers under the takeover bid extend to Shares issued on the exercise of options; and


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          (iii) a majority of the Board has recomme nded acceptance of the offer made under the takeover bid; and

          (iv) within the offer period (as defined in the Corporations Act).

     (b) The Company will use its best endeavours to issue to the participating employee, before the end of the offer period, the number of Shares in respect of which options have been validly exercised under paragraph
          (a);

     (c) If the Shares cease to be quoted by ASX because of any takeover bid referred to in paragraph (a), all unexercised options will lapse on the date that the Shares cease to be quoted.

4.10 RECONSTRUCTIONS

     (a) If under Part 5.1 of the Corporations Act the court sanctions a compromise or arrangement for the purposes of or in connection with a scheme for the reconstruction of the Company or its amalgamation with any other company or companies, then, subject to paragraph (b), a participating employee may exercise his or her options within one month of the date of the court giving the sanction.

     (b) If the Shares cease to be quoted on ASX because of the compromise or arrangement referred to in paragraph (a), all unexercised options will lapse on the date that the Shares cease to be quoted.

     (c) If the circumstances in paragraph (a) will result in another company acquiring control of the Company, the Company will use its best endeavours to have the options transferred or cancelled in exchange for an issue of shares or options over shares in that company. Participating employees may still exercise options under paragraph
          (a).

     (d) The Company will use its best endeavours to issue the number of Shares in respect of which options have been validly exercised under paragraph (a)as soon as practicable after that exercise.

4.11 WINDING UP

     If notice is given to members of the Company of a proposed resolution for the voluntary winding up of the Company, each participating employee may exercise his or her options during the period beginning at the time the notice is given and ending at the time a resolution for voluntary winding up is passed.

5.   LAPSE OF OPTIONS

5.1  RESIGNATION

     Subject to rule 5.5, if a participating employee's employment or office with a group company ceases due to his or her resignation, all options granted to that participating employee up to the date of cessation of employment


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     or office may be exercised during the three month period following that date of cessation, after which all those options will lapse unless the Board determines otherwise.

5.2  RETIREMENT, REDUNDANCY OR PERMANENT DISABILITY

     Subject to rule 5.5, if a participating employee's employment or office with a group company ceases due to his or her retirement after the age of 55 (or such younger age as may be determined by the Board), redundancy or permanent disability, all options granted to that participating employee up to the date of cessation of employment or office may be exercised during the six month period following that date of cessation, after which all those options will lapse unless the Board determines otherwise.

5.3  DEATH

     Subject to rule 5.5, if a participating employee's employment or office with a group company ceases due to his or her death, all options granted to that participating employee up to the date of death may be exercised by that participating employee's executor or personal representative during the 12 month period following the date of death, after which all those options will lapse unless the Board determines otherwise.

5.4  CESSATION OF EMPLOYMENT FOR ANY OTHER REASON

     Subject to rule 5.5, if a participating employee's employment or office with a group company ceases for any reason other than referred to in rules 5.1, 5.2 or 5.3, all options granted to that participating employee will lapse on the date of cessation of employment or office, unless the Board determines otherwise.

5.5  END OF EXERCISE PERIOD ON THE EXPIRY DATE

     If an option has not lapsed earlier in accordance with this rule 5, it will lapse on the expiry date specified by the Board under rule 4, which date must not exceed 10 years from the date of grant of the option.


6.   EMPLOYMENT RIGHTS


6.1  PLAN NOT PART OF EMPLOYMENT CONTRACT

     (a) This Plan does not form part of any contract of employment or service between any group company and any person, including any eligible employee.

     (b) Nothing in this Plan confers on any person, including any eligible employee, the right to be offered or granted options.


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     (c)  It is the condition of this Plan that it may be terminated at any time at the discretion of the Board and that no compensation under any employment or service contract will arise as a result of any such termination.


6.2  TERMINATION OF EMPLOYMENT

     This Plan:

     (a) does not confer on any eligible employee or participating employee the right to continue as an employee or officer of any group company; and

     (b) does not affect any rights which any group company may have to terminate the employment or office of any eligible employee or participating employee; and

     (c) may not be used to increase damages in any action bought against any group company in respect of the termination of any eligible employee or participating employee.


7.   ADMINISTRATION OF PLAN


7.1  BOARD TO ADMINISTER

     This Plan will be administered by the Board in accordance with its terms. The Board may delegate the administration of this Plan to appropriate officers or executives and may make regulations for the operation of this Plan that are consistent with its terms.

7.2  POWERS OF THE BOARD

     The determination, decision, approval or opinion of the Board as to the interpretation, effect or application of the terms of this Plan is final.

8.   TERMINATION OR SUSPENSION OF PLAN

     The operation of this Plan may be terminated or suspended at any time by the Board. Termination or suspension of this Plan does not affect the accrued rights of participating employees under this Plan.

9.   CHANGES IN PLAN


9.1  GENERAL

     Subject to rule 9.2, the Corporations Act and the Listing Rules, the Board may, in its absolute discretion, amend, add to, delete or otherwise vary this Plan at any time and in any manner (AMENDMENT).


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9.2  LIMITATION

     No amendment to this Plan may be made which reduces or adversely affects the rights of any participating employee in respect of options granted prior to the effective date of the amendment, other than an amendment primarily introduced:

     (a) for the purpose of complying with or conforming to the Listing Rules or to current or future Commonwealth, State or Territory legislation;

     (b)  to correct any manifest error or mistake; or

     (c) for the purpose of enabling participating employees to take advantage of favourable taxation treatment concerning their participation in this Plan.


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